EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aviv Healthcare Properties Limited Partnership (the “Company”) on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Craig M. Bernfield, Steven J. Insoft and James H. Lyman, the principal executive and financial officers of Aviv REIT, Inc., the general partner of the Company, certify, pursuant to and for purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig M. Bernfield
Craig M. Bernfield
Chief Executive Officer (principal executive officer) of Registrant’s General Partner
February 26, 2013

/s/ Steven J. Insoft
Steven J. Insoft
President and Chief Operating Officer (principal executive officer) of Registrant’s General Partner
February 26, 2013

/s/ James H. Lyman
James H. Lyman
Chief Financial Officer and Treasurer (principal financial officer) of Registrant’s General Partner
February 26, 2013